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                                                                    Exhibit 10.5



                            NATURAL RESOURCE PARTNERS
                            LONG-TERM INCENTIVE PLAN
                            (AS AMENDED AND RESTATED)

SECTION 1. Purpose of the Plan.

         The Natural Resource Partners Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Natural Resource Partners L.P., a Delaware limited partnership (the "Partnership"), by providing to employees and directors of GP Natural Resource Partners LLC (the "Company") and its Affiliates who perform services for the Partnership incentive compensation cash awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2. Definitions.

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Award" means a Phantom Unit granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Change in Control" shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Partnership, NRP (GP) LP or the Company to any Person, other than the Partnership, NRP (GP) LP, the Company or any of their Affiliates, or (ii) any merger, reorganization, consolidation or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in either NRP (GP) LP or the Company ceases to be owned by the Persons who own such interests, respectively, as of the effective date of the initial public offering of Units.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

         "Director" means a member of the Board or the Board of Directors or Board of Managers of an Affiliate who is not an Employee.

         "Employee" means any employee of the Company or an Affiliate, as determined by the Committee.


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         "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event (1) there is no sale of Units on the New York Stock Exchange or any other national securities exchange on which the Units are listed for more than 10 days preceding such date or (2) the Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

          "Participant" means any Employee or Director granted an Award under the Plan.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Phantom Unit" means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive an amount of cash equal to the Fair Market Value of a Unit.

         "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture (is not vested) and is not payable to the Participant.

         "Unit" means a Common Unit of the Partnership.

SECTION 3. Administration.

         The Committee shall administer the Plan. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan (provided the Chief Executive Officer is a member of the Board), including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the "Committee", other than in Section 6, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an executive officer or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Units to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish,



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amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Eligibility.

         Any Employee or Director who performs services for the Partnership shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 5. Awards.

         (a) Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards.

                  (i) Forfeiture. Except as otherwise provided in the terms of the Phantom Units grant, upon termination of a Participant's employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Phantom Units shall be forfeited by the Participant unless otherwise provided in a written employment agreement between the Participant and the Company or its Affiliates. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Phantom Units.

                  (ii) Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, the Participant shall be entitled to receive from the Company an amount of cash equal to the Fair Market Value of a Unit.

         (b)      General.

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii)     Limits on Transfer of Awards.


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                           (A)      Except as provided in (B) below, no Award
                  and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (B) Participants may transfer Awards by will and the laws of descent and distribution.

                  (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

                  (iv) Consideration for Grants. Awards may be granted for such consideration, including services or such minimal consideration as may be required by law, as the Committee determines.

                  (v) Change in Control. Upon a Change in Control or such period prior thereto as may be established by the Committee, all Awards shall automatically vest and become payable in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level.

         (c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 6. Amendment and Termination.

         Except to the extent prohibited by applicable law:

         (a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to
Section 6(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

         (b) Amendments to Awards. Subject to Section 6(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no



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change, other than pursuant to Section 6(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

         (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 7. General Provisions.

         (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due under any Award or from any compensation or other amount owing to a Participant the amount of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

         (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware law without regard to its conflict of laws principles.

         (e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to pay any cash under an Award if, in its sole discretion, it determines that the payment might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded.



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         (g)      No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

         (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         (i) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

         (j) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 8. Term of the Plan.

         This Plan amendment and restatement shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.


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